Exhibit 8.1

November 25, 2008

Sunoco Logistics Partners L.P.

Mellon Bank Center

1735 Market Street, Suite LL

Philadelphia, PA 19103

RE:        SUNOCO LOGISTICS PARTNERS L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Sunoco Logistics Partners L.P. (the “Partnership”), a Delaware limited partnership, and Sunoco Logistics Partners Operations L.P. (the “OLP”), a Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to which this opinion is attached (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	common units representing limited partner interests in the Partnership; and

(2)	debt securities, which may be issued by the OLP in one or more series, consisting of notes, debentures or other evidences of indebtedness and guaranteed by the Partnership.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Considerations” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal” therein. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com